Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ellomay Capital Ltd.:

We consent to the incorporation by reference in the registration statements (Nos. 333-187533, 333-102288 and 333-92491) on Form S-8 and (Nos. 333-199696 and 333-144171) on Form F-3 of our report dated April 18, 2024, with respect to the consolidated financial statements of Ellomay Capital Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin

Somekh Chaikin
Member firm of KPMG International

Tel-Aviv, Israel

April 18, 2024